CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 25 to File No. 333-80099; Amendment No. 26 to File No. 811-09377) of The Gabelli Dividend Growth Fund of our report dated February 25, 2015, included in the 204 annual report to shareholders.

/s/ Ernst & Young LLP

New York, New York

April 28, 2015